UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement
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LIQUIDITY Services, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LIQUIDITY SERVICES, INC.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To be held on Thursday, February 23, 2023, at 3:00 p.m., Eastern Time

To the Stockholders of Liquidity Services, Inc.:

This supplement, dated February 3, 2023 (this “Supplement”), supplements the definitive proxy statement on Schedule 14A of Liquidity Services, Inc. (the “Company”), dated January 24, 2023 (the “Proxy Statement”), which relates to the Company’s 2023 Annual Meeting of Stockholders to be held on February 23, 2023 (the “Annual Meeting”).

Explanatory Note

On February 2, 2023, the Company filed a Current Report on Form 8-K, which disclosed that on January 31, 2023, Mr. Patrick W. Gross, a member of the Board of Directors of the Company and the Company’s Lead Director, notified the Company of his intention to retire, and further disclosed that Mr. Thierno “Amath” Fall had been appointed as a member of the Board of Directors to fill the vacancy created by Mr. Gross’s departure. The text of the disclosure is reproduced verbatim below, and additional information concerning Mr. Gross's retirement and Mr. Fall's appointment is provided herein.

Stockholders should review this supplement in conjunction with the Proxy Statement. Except as supplemented by the information contained herein, this supplement does not modify any other information provided in the Proxy Statement.

I.
Retirement of Mr. Gross and Appointment of Mr. Fall to the Company’s Board of Directors (as disclosed in the Company’s Current Report on Form 8-K dated February 2, 2023).

Departure of Director

On January 31, 2023, Patrick W. Gross, a member of the Board of Directors (the “Board”) of Liquidity Services, Inc. (the “Company”), a member of the Audit Committee of the Board (the “Audit Committee”), the Corporate Governance and Nominating Committee of the Board, and the Company’s Lead Independent Director, notified the Company of his intention to retire effective February 1, 2023. Mr. Gross has served as a director of the Company since February 2001 and is retiring consistent with the Company’s succession plan to accommodate the onboarding of new directors. Mr. Gross’s departure from the Board was not as a result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Following the departure of Mr. Gross, the Company’s independent directors elected Beatriz V. Infante as the Lead Independent Director effective February 1, 2023. Ms. Infante has served on the Board since 2015 and is currently the Chair of the Compensation Committee of the Board and a member of the Audit Committee.

Appointment of New Director

The Board also appointed Thierno “Amath” Fall, as a director of the Company and a member of the Audit Committee, effective February 1, 2023. Mr. Fall will serve as a Class III Director, to fill the vacancy created by Mr. Gross’s departure, until the Company’s 2024 Annual Meeting of Stockholders or until his earlier resignation or removal.

Mr. Fall is a senior executive with over twenty years of experience leading a variety of financially and operationally focused roles. Since 2022, Mr. Fall has served as Operating Partner at The Sterling Group, a private equity firm based in Houston, TX. From 2019 to 2021, Mr. Fall served as the Chief Financial Officer (2019-2020) and then as the Chief Operating Officer (2020-2021) of Berlin Packaging, a $2.5B in sales global packing distribution company based in Chicago, IL. From 2016 to 2019, Mr. Fall was the Chief Financial Officer of FleetPride, a $1.6B in sales, heavy duty truck distribution company based in Irving, TX. Prior to that, Mr. Fall held various financial roles at public and private companies, including AmeriCold (NYSE: COLD), and Nashfinch, now SpartanNash (NASDAQ: SPTN).

Mr. Fall graduated from the University of Nebraska at Omaha with a B.S. in Accounting and a M.S. in Business Economics. Mr. Fall received a NACD Directorship Certification from the National Association of Corporate Directors. Additionally, he is a Certified Public Accountant, a Certified Management Accountant, a Certified Financial Accountant, a Chartered Global Management Accountant, and a Certified Forensic Accountant. Mr. Fall is also a member of the American Institute of Certified Public Accountants.

The Board has determined that Mr. Fall qualifies as an independent director under all standards applicable to his service on the Board and as a member of the Audit Committee. The Board has also designated Mr. Fall as an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended.

There are no transactions in which Mr. Fall has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between him and any other executive officer or director of the Company. There is no other arrangement or understanding between Mr. Fall and any other persons or entities pursuant to which Mr. Fall was appointed as a director of the Company. Mr. Fall will be compensated for his services as a director consistent with the Company’s compensation policies for nonemployee directors approved by the Compensation Committee of the Company’s Board of Directors for calendar year 2023, including annual cash retainers for service as directors and as members of Board committees, and grants of equity compensation under the Company’s Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan, as amended. The Company also anticipates that Mr. Fall will enter into an Indemnification Agreement with the Company, consistent with all of the Company’s directors and officers, on substantially the form attached as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

II.
Lead Independent Director of the Board of Directors

Under the Company’s Corporate Governance Guidelines, the independent members of the Board of Directors appoint a Lead Director having the qualifications, role, and responsibilities described on page 8 of the Proxy Statement. Following Mr. Gross’s retirement from the Board of Directors, independent members of the Board of Directors appointed Ms. Beatriz V. Infante as the Board’s Lead Director on February 1, 2023.

III.
Voting Matters

You are not being asked to vote on or ratify the appointment of Mr. Fall at the Annual Meeting. As a Class III director, Mr. Fall is not a nominee for election at the Annual Meeting. Accordingly, there has been no change to Proposal 1 – Election of Directors, included in the Proxy Statement. The form of proxy card or voting instructions delivered to you in connection with the Annual Meeting has not changed and may still be used to vote your shares in connection with the Annual Meeting. If you have already submitted your proxy card or voting instruction, you do not need to take any further action. Information on how to vote your shares or how to change your vote or revoke your proxy is contained in the Proxy Statement. The Company urges stockholders to vote their shares before the Annual Meeting by using one of the methods described in the Proxy Statement.

By Order of the Board of Directors,

/s/ Mark A. Shaffer

Mark A. Shaffer

Chief Legal Officer and Corporate Secretary

February 3, 2023